Exhibit 10.6

GLOBAL GUARANTY AGREEMENT

This Guaranty is made as of July __, 2020, by TANZANIA AMERICAN INTERNATIONAL DEVELOPMENT CORPORATION 2000 LIMITED. (the “Guarantor”) in favor of YA II PN, LTD. (“YA II”) and RIVERFORT GLOBAL OPPORTUNITIES PLC (“Riverfort” each a “Creditor” and collectively with YA II, the “Creditors”),with respect to all obligations of TANZANIAN GOLD CORPORATION (the “Debtor”) owed to the Creditors.

RECITALS

WHEREAS, the Creditors and the Debtor are entering into a Securities Purchase Agreement (the “SPA”) of even date herewith pursuant to which the Creditors will be purchasing Convertible Debentures (the “Debentures”) from the Debtor of up to an aggregate of $14,000,000;

WHEREAS, it is a condition of the SPA and the Creditors’ obligation to purchase the Debentures from the Debtor that the Guarantor guaranty all of the Debtors obligations under the SPA, the Debentures and all other instruments, agreements or other items executed or delivered (collectively, the “Transaction Documents”) by the Debtor to the Creditors in connection with or related to the SPA. The Creditors are only willing to enter into the SPA if the Guarantor agrees to execute and deliver to the Creditors this Guaranty; and

WHEREAS, the Guarantor will benefit, directly or indirectly, from the Debtor entering into the SPA and other Transaction Documents and extensions of credit the Creditors will make to Debtor;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor covenants and agrees as follows:

1.        Guaranty of Payment and Performance. The Guarantor, jointly and severally, hereby guarantees to each Creditor the full, prompt and unconditional payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of the Debtor to the the Creditors contained in the Transaction Documents (all the foregoing, collectively, the “Obligations”). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that the the Creditors first attempt to collect any of the Obligations from the Debtor or resort to any security or other means of obtaining their payment. Should the Debtor default in the payment or performance of any of the Obligations, the obligations of the Guarantor hereunder shall become immediately due and payable to the Creditors, without demand or notice of any nature, all of which are expressly waived by the Guarantor.

2.       Limited Guaranty. The liability of the Guarantor hereunder shall be limited to the amount of the Obligations due to the Creditors.

3.       Waivers by Guarantor; Creditors’ Freedom to Act. The Guarantor hereby agrees that the Obligations will be paid and performed strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the each Creditor with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the Debtor, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantor agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of a Creditor to assert any claim or demand or to enforce any right or remedy against the Debtor; (ii) any extensions or renewals of, or alteration of the terms of, any Obligation or any portion thereof unless entered into by the Creditors; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing, securing or otherwise executed in connection with any Obligation unless entered into by the Creditors; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights a Creditor may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Creditors might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; (vii) failure to obtain or maintain a right of contribution for the benefit of the Guarantor; (viii) errors or omissions in connection with the Creditors’ administration of the Obligations (except behavior constituting bad faith); or (ix) any other act or omission that might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a release or discharge of any Guarantor, all of which may be done without notice to any Guarantor.

4.       Unenforceability of Obligations Against Debtor. If for any reason the Debtor is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from the Debtor by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Debtor, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantor.

5.       Subrogation; Subordination. Until the payment and performance in full of all Obligations and any and all obligations of the Debtor to the Creditors, the Guarantor shall not exercise any rights against the Debtor arising as a result of payment by the Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Creditors in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against the Debtor in respect of any liability of the Guarantor to the Debtor; and the Guarantor waives any benefit of and any right to participate in any collateral that may be held by the Creditors. The payment of any amounts due with respect to any indebtedness of the Debtor now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any default in the payment or performance of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of the Debtor to the Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for the the Creditors and be paid over to the Creditors on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

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7.        Termination; Reinstatement. This Guaranty is irrevocable and shall continue until such time as the Obligations have been indefeasibly paid in full. This Guaranty shall be reinstated if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Creditors upon the insolvency, bankruptcy or reorganization of the Debtor, or otherwise, all as though such payment had not been made or value received.

8.        Successors and Assigns. This Guaranty shall be binding upon the Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Creditors and the Creditors’ shareholders, officers, directors, agents, successors and assigns.

9.        Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Creditors. No failure on the part of the Creditors to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

10.       Notices. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class mail postage prepaid or, in the case of telecopied notice, when transmitted, receipt confirmed, addressed as follows: if to any Guarantor, at the address or e-mail address set forth below, and if to the Creditors, care of Yorkville Advsiors Global, LLC, at 1012 Springfield Avenue, Mountainside, New Jersey 07092, or at such address as a party may designate in writing.

11.        Governing Law; Consent to Jurisdiction. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law). The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of the State of New York, New York County and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit’s being made upon any Guarantor by mail at the address set forth at the head of this Guaranty. The Guarantor hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as a sealed instrument as of the date appearing on page one.

TANZANIA AMERICAN INTERNATIONAL DEVELOPMENT CORPORATION 2000 LIMITED.

By: ______________________________

Name: ____________________________

Title: _____________________________

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